                                                                EXHIBIT 10.49
                                                                -------------



                           INTERFERON SCIENCES, INC.
                               783 JERSEY AVENUE
                        NEW BRUNSWICK, NEW JERSEY 08901




                                 July 31, 1995


Banela Corporation
14 Par-la-Ville Road
Hamilton HMJX
Bermuda

Runham Corporation
4045 N.W. 64th Street
Suite 630
Oklahoma City, Oklahoma  73116

Dear Sirs:

                 Reference is hereby made to that certain Stock Purchase Agreement among us dated June 14, 1991 whereby Banela Corporation ("Banela") and Runham Corporation ("Runham") acquired shares of Common Stock of Interferon Sciences, Inc. ("ISI"), and that certain Agreement dated January 26, 1994, as amended by Amendment dated March 29, 1995 (the "Stock Sale Agreement"), pursuant to which ISI agreed to purchase from Banela and Runham, and Banela and Runham agreed to sell to ISI, all of the shares of ISI's Common Stock owned by Banela and Runham. Capitalized terms used herein without definition shall have the same respective meanings as provided in the Stock Sale Agreement.

                 This letter is to confirm our agreement that:

                 1. ISI's obligation to purchase from each of Banela and Runham, and each of Banela's and Runham's obligation to sell to ISI, 39,025 shares of ISI's Common Stock on July 25, 1995 pursuant to the Stock Sale Agreement is hereby extended from July 25, 1995 until the first to occur of (a) August 31, 1995 or (b) the date on which ISI is first informed that ISI has been unable to obtain $7,800,000 or more in gross proceeds to ISI from ISI's currently proposed underwritten registered public offering of shares of ISI's Common Stock ("ISI's Public Offering").

                 2. In the event that on or before August 31, 1995 ISI obtains $7,800,000 or more in gross proceeds to ISI from ISI's Public Offering, then, upon receipt by Banela and Runham of a letter from ISI and the underwriter of ISI's Public Offering notifying Banela and

Runham that ISI has obtained such proceeds, the Stock Sale Agreement shall be automatically terminated without further action by the parties with the result that Banela and Runham shall each continue to own, and shall be free to sell, subject to applicable securities laws, its 39,025 shares of ISI Common Stock, and ISI shall no longer have any obligation to purchase any of such shares from Banela and Runham; provided, however, that, during the period from the date hereof until December 31, 1996, neither Banela nor Runham shall sell or otherwise dispose of any of its 39,025 shares of ISI Common Stock without the consent of ISI, except that the foregoing prohibition against sale and disposition shall not apply to any sale or disposition to any one or more affiliates of Banela or Runham; provided that any such affiliate agrees to be bound by the provisions of this letter.

                 Except as otherwise expressly provided in paragraphs 1 and 2 above, the Stock Sale Agreement and all provisions therein shall continue in full force and effect without any modification or amendment.

                 If you agree with the foregoing, kindly evidence your agreement by signing the enclosed copy of this letter in the space provided below and by returning the enclosed copy to the undersigned.

                                           Very truly yours,

                                           INTERFERON SCIENCES, INC.

                                           By_____________________________
                                             Title:  Vice President

ACCEPTED AND AGREED:

BANELA CORPORATION

By_________________________
  Title:  Director

RUNHAM CORPORATION

By_________________________
  Title:  Vice President



                                       2